UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2011

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

400 E. Spring Street
Bluffton, IN	46714
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (260) 824-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2011, Franklin Electric Co., Inc. (the “Company”) executed the commitment letter dated October 5, 2011, attached as Exhibit 99.1 (the “Commitment Letter”) providing for a commitment by J.P. Morgan Securities LLC (“JPMorgan”) to structure, arrange and syndicate a senior revolving credit facility (the “Facility”) in an aggregate principal amount of $150,000,000 (the “Aggregate Commitment”) that will replace the Amended and Restated Credit Agreement dated as of December 14, 2006, as amended, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMChase Bank”) as administrative agent, and a commitment by JPMChase Bank to provide a portion of the Facility and to serve as administrative agent for the Facility. JPMChase Bank will act as the sole and exclusive administrative agent and JPMorgan will act as the sole and exclusive lead arranger and bookrunner for the Facility.

Pursuant to the terms of the Commitment Letter, (i) JPMChase Bank commits to provide $50,000,000 of the Facility on the Closing Date, and (ii) JPMorgan agrees to use commercially reasonable efforts to assemble a syndicate of financial institutions (such financial institutions, together with JPMChase Bank, collectively, the “Lenders”) to provide the balance of the necessary commitments for the Facility. It is a condition to JPMChase Bank's commitment under the Commitment Letter that the portion of the Facility not being provided by JPMChase Bank be provided by the other Lenders.

The unsecured Facility is expected to be provided on the following terms:

▪
Each of the Company and Franklin Electric B.V., a Netherlands corporation (“Franklin B.V.”, and together with the Company, collectively, the “Borrowers”), shall be the borrowers under the Facility. All of the Company's present and future material domestic subsidiaries shall unconditionally guaranty all of the Borrowers' obligations under and in connection with the Facility. Additionally, the Company will unconditionally guaranty all of the obligations of Franklin B.V. under the Facility.

▪	Final maturity of the Facility shall be five years from the date (the “Closing Date”) the Borrowers and the Lenders execute the credit agreement evidencing the Facility.

▪	Portions of the Facility shall be available to the Borrowers in certain foreign currencies, letters of credit by JPMChase Bank, and swingline loans in U.S. Dollars from JPMChase Bank.

▪
The Borrowers shall have the option to request that the Lenders bid for loans (“Competitive Loans”) bearing interest at an absolute rate or a margin over the “Eurocurrency Rate” (as such term is defined in the Commitment Letter), with specified maturities to be agreed upon in the definitive loan documentation.

▪
On or subsequent to the Closing Date, the Borrowers may, at their option, and subject to customary conditions, request to increase the Aggregate Commitment by up to $75,000,000 (not to exceed a total of $225,000,000).

▪
Interest on outstanding borrowings is payable at the Borrowers' option of the “ABR” rate or the “Adjusted Eurocurrency Rate” (each as defined in the Commitment Letter and as set forth in the Pricing Schedule attached to the Term Sheet attached as Exhibit A to the Commitment Letter), provided, that all swingline loans shall bear interest based upon the ABR.

Prepayments:

▪
Loans bearing interest based on the ABR may be prepaid at any time without penalty or premium on one business days' prior written notice in a minimum amount of $1,000,000. Loans bearing interest based on the Eurocurrency Rate may be prepaid, subject to funding indemnification but without penalty or premium on at least three business days' prior written notice in a minimum amount of $1,000,000. Competitive Loans may not be prepaid without the consent of the relevant Lender.

▪
If at any time the dollar amount of the sum of the aggregate principal amount of all outstanding borrowings or all outstanding borrowings in foreign currencies exceeds (i) with respect to all borrowings, the Aggregate Commitment or (ii) with respect to borrowings in foreign currencies, an amount equal to 110% of the multicurrency sublimit of $75,000,000, the Borrowers shall immediately repay borrowings (including borrowings in foreign currencies, as applicable) in an aggregate principal amount sufficient to eliminate any such excess.

Financial Covenants:

▪
Maximum Leverage Ratio: Measured quarterly, the ratio of Consolidated Total Debt at the end of such fiscal quarter to Consolidated EBITDA for the period of 4 consecutive fiscal quarters then ended shall not exceed 3.50 to 1.00.

▪
Minimum Interest Coverage Ratio: Measured quarterly, the ratio of Consolidated EBIT for the period of 4 consecutive quarters to Consolidated Interest Expense for the period of 4 consecutive quarters shall be equal to or greater than 3.00 to 1.00.

The commitment is subject to a number of conditions, and the description of the Commitment Letter herein is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	$150,000,000 Credit Facility Commitment Letter, dated October 5, 2011, from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011
FRANKLIN ELECTRIC CO., INC. (Registrant)

	By	/s/ John J. Haines
John J. Haines Vice President, Chief Financial Officer and Secretary

Exhibit Index
Exhibit 99.1
$150,000,000 Credit Facility Commitment Letter, dated October 5, 2011, from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

Exhibit 99.1

J.P.Morgan

October 5, 2011

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714
Attention: Patrick Davis, Treasurer

Re:    Commitment Letter

Ladies and Gentlemen:

You (the “Borrower”) have requested that J.P. Morgan Securities LLC (“JPMorgan”) agree to structure, arrange and syndicate a senior revolving credit facility in an initial aggregate principal amount of $150,000,000 (the “Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) that will replace the Amended and Restated Credit Agreement dated as of December 14, 2006, as amended, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMChase Bank”) as administrative agent, and that JPMChase Bank, commit to provide a portion of the Facility and to serve as administrative agent for the Facility.

JPMorgan is pleased to advise you that it is willing to act as sole and exclusive arranger and bookrunner for the Facility.

Furthermore, each of JPMorgan Chase Bank and JPMorgan, respectively, is pleased to advise you of (a) JPMChase Bank's commitment to provide $50,000,000 of the Facility on the hereinafter defined Closing Date, and (b) JPMorgan's agreement to use commercially reasonable efforts to assemble a syndicate of financial institutions identified by JPMorgan and JPMChase Bank in consultation with you (together with JPMChase Bank, the “Lenders”), to provide the balance of the necessary commitments for the Facility, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (the “Commitment Letter”) and in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”). It is a condition to JPMChase Bank's commitment hereunder that the portion of the Facility not being provided by JPMChase Bank shall be provided by the other Lenders.

It is agreed that JPMChase Bank will act as the sole and exclusive Administrative Agent, and that JPMorgan will act as the sole and exclusive Lead Arranger and Bookrunner (in such capacities, the “Lead Arranger”) for the Facility. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other that that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facility unless you and we shall so agree.

We intend to syndicate the Facility (including, in our discretion, all or part of JPMChase Bank's commitment hereunder) to the Lenders. JPMorgan intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist JPMorgan in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication (collectively with the Term Sheet, the “Information Materials”) and (d) the hosting, with JPMorgan, of one or more meetings of prospective Lenders.

You will assist us in preparing Information Materials, including a Confidential Information Memorandum, for distribution to prospective Lenders. Before distribution of any Information Materials, you agree to execute and deliver to us a letter in which you authorize distribution of the Information Materials to a prospective Lender's employees.

As the Lead Arranger, JPMorgan, in consultation with the Borrower, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In acting as the Lead Arranger, JPMorgan will have no responsibility other than to arrange the syndication as set forth herein and shall in no event be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that, as Lead Arranger, JPMorgan is not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and JPMorgan shall have no responsibility or liability to the Borrower with respect thereto. Any review by JPMorgan of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of JPMorgan and JPMChase Bank and shall not be on behalf of the Borrower.

To assist JPMorgan in its syndication efforts, you agree promptly to prepare and provide to JPMorgan and JPMChase Bank all information with respect to the Borrower, its subsidiaries and the transactions contemplated hereby, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and covenant that (a) to the Borrower's knowledge, all information other than the Projections (the “Information”) that has been or will be made available to JPMChase Bank or JPMorgan by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to JPMChase Bank or JPMorgan by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof.

As consideration for JPMChase Bank's commitment hereunder and JPMorgan's agreement to perform the services described herein, you agree to pay to JPMChase Bank the nonrefundable fees set forth in the Fee Letter dated as of the date hereof (the “Fee Letter”).

JPMChase Bank's commitment hereunder and JPMorgan's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) our completion of and satisfaction in all respects with a due diligence investigation of the Borrower, (c) our not becoming aware after the date hereof of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (d) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our reasonable judgment, could materially impair the syndication of the Facility, (e) our reasonable satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof, (f) the negotiation, execution and delivery on or before November 30, 2011 of definitive documentation with respect to the Facility satisfactory to JPMChase Bank and its counsel and (g) the other conditions set forth or referred to in the Term Sheet.

You agree (a) to indemnify and hold harmless JPMChase Bank, JPMorgan and their respective affiliates and the respective officers, directors, employees, advisors, affiliates and agents of such persons (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Facility, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto and whether commenced by you or by any third party, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse JPMChase Bank, JPMorgan and their affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, electronic distribution expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof, whether incurred prior to or subsequent to closing, and whether or not a signing of definitive financing documentation and any borrowings thereunder occurs. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Facilities or its activities related thereto.

This Commitment Letter shall not be assignable by you without the prior written consent of JPMChase Bank and JPMorgan (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the indemnified persons and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, JPMChase Bank and JPMorgan. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois. The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in Chicago, Illinois. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in any legal proceeding arising out of or relating to this Commitment Letter, the Term Sheet, the Fee Letter or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory) and (b) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in Chicago, Illinois. The Borrower, JPMChase Bank and JPMorgan irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the transactions contemplated hereby, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person (including, without limitation, other potential providers or arrangers of financing) except (a) to your employees, officers, directors, agents and advisors who are directly involved in the consideration of this matter so long as any such officers, agents and advisors are directed to observe this confidentiality obligation, or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof). Without limiting the generality of the foregoing, following your written acceptance of this Commitment Letter, the Commitment Letter and the Term Sheet (but not the Fee Letter) may be filed as Exhibits with the Securities and Exchange Commission.

You acknowledge that JPMorgan, JPMChase Bank and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither JPMorgan nor JPMChase Bank will use confidential information obtained from you by virtue of the transactions contemplated by this letter or their other relationships with you in connection with the performance by JPMorgan or JPMChase Bank of services for other companies, and neither JPMorgan nor JPMChase Bank will furnish any such information to other companies. You also acknowledge that JPMorgan and JPMChase Bank have no obligation to use in connection with the transactions contemplated by this letter, or to furnish to you, confidential information obtained from other companies. You further acknowledge that JPMorgan is a full service securities firm and JPMorgan may from time to time effect transactions, for its own or its affiliates' account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower and its affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.

JPMorgan and JPMChase Bank may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall (i) be entitled to the benefits of JPMorgan or JPMChase Bank hereunder and (ii) be subject to the confidentiality obligations of JPMorgan and JPMChase Bank hereunder (and JPMorgan and JPMChase Bank shall be liable for any breach of such obligations by any such affiliate).

The reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter and any other provision herein or therein which by its terms expressly survives the termination of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or JPMChase Bank's commitment hereunder.

JPMChase Bank and JPMorgan each hereby notifies you that pursuant to the requirements of the U.S.A. PATRIOT ACT (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”), it and each of the Lenders may be required to obtain, verify and record information that identifies you, which information may include your name and address and other information that will allow JPMChase Bank and JPMorgan and each of the Lenders to identify you in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for JPMChase Bank, JPMorgan and each of the Lenders.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter together with any amounts agreed upon pursuant to the Fee Letter to be payable upon the acceptance hereof, not later than 5:00 p.m., Chicago time, on October 7, 2011. JPMChase Bank's commitment and JPMorgan's agreements herein will expire at such time in the event JPMChase Bank has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.

JPMChase Bank and JPMorgan are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By: /s/ Timothy Newlin
Timothy Newlin
Officer

J.P. MORGAN SECURITIES LLC

By: /s/ Meredith H. Hopson
Meredith H. Hopson
Vice President

Accepted and agreed to as of
the date first written above by:

FRANKLIN ELECTRIC CO., INC.

By: /s/ John J. Haines
John J. Haines
Vice President, Chief Financial Officer and
Secretary

Exhibit A
Term Sheet
(attached)

Franklin Electric Co., Inc.
and
Franklin Electric B.V.,

TERM SHEET

October 5, 2011

This Term Sheet is delivered with a commitment letter of even date (the “Commitment Letter”) from JPMorgan Chase Bank, N.A. (the “Agent”) and J.P. Morgan Securities LLC (“JPMorgan”) to the Borrowers. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Commitment Letter.

GENERAL TERMS

Borrowers:	Franklin Electric Co., Inc., an Indiana corporation (“Franklin”) and Franklin Electric B.V., a Netherlands corporation (collectively with Franklin, the “Borrowers”).

Guarantors:
All of Franklin's present and future material domestic subsidiaries (the “Guarantors”). The Guarantors shall unconditionally guaranty all of the Borrowers' obligations under and in connection with the Facility. Additionally, Franklin will unconditionally guaranty all of the obligations of Franklin Electric B.V. under the Facility.

Administrative

Agent:	JPMorgan Chase Bank, N.A. (the “Agent”).

Lead Arranger
and Sole

Book Runner:	J.P. Morgan Securities LLC (the “Arranger”).

Lenders:	A group of lenders selected by the Arranger and reasonably satisfactory to Franklin (collectively, together with the Agent in its capacity as lender, the “Lenders”).

Documentation:
The Facility will be evidenced by a credit agreement (the “Credit Agreement”) which will replace the Amended and Restated Credit Agreement dated as of December 14, 2006, among Franklin, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), notes and other legal documentation (collectively, together with the Credit Agreement, the “Loan Documents”) mutually satisfactory to Franklin and the Lenders.

Syndication

Management:
The Arranger will, in consultation with Franklin, manage all aspects of the syndication, including, without limitation, decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, designation of titles, the allocations of the commitments among the Lenders and the amount and distribution of the fees among the Lenders.

FACILITY

Type:	Five year revolving credit facility (the “Facility”) of $150,000,000 (the “Aggregate Commitment” and the loans thereunder, the “Revolving Credit Loans”).

Multicurrency

Sublimit:
A portion of the Facility (the “Multicurrency Loans”) not in excess of $75,000,000 at any one time outstanding (the “Multicurrency Sublimit”) shall be available to the Borrowers in euro, Japanese yen, Australian dollars, United Kingdom pounds sterling, Canadian dollars, or any other currency which is freely transferable and convertible into U.S. Dollars and approved by all of the Lenders (“Foreign Currencies”).

Letter of Credit

Facility:
A portion of the Facility not in excess of $25,000,000 shall be available to the Borrowers for the issuance in U.S. Dollars and Foreign Currencies of letters of credit (each a “Letter of Credit”) by the Agent (in such capacity, the “Issuing Lender”) on substantially the same terms as currently provided in the Existing Credit Agreement. No Letter of Credit shall have an expiry date later than the earlier of one year after the date of issuance or five Business Days prior to the Maturity Date, provided, however, that Letters of Credit may be automatically renewable at the Issuing Lender's discretion for additional periods of one year and may, at the discretion of the Issuing Lender, have a final expiry date that is not later than two (2) years after the Maturity Date, provided, that the Borrowers provide cash collateral not less than thirty (30) days prior to the Maturity Date of not less than 105% of the amount available under the applicable Letter of Credit.

Swingline Loan

Facility:
A portion of the Facility not in excess of $15,000,000 shall be available to the Borrowers for swingline loans in U.S. Dollars (the “Swing Line Loans”) from the Agent on substantially the same terms as currently provided for in the Existing Credit Agreement.

Competitive

Loans:
The Borrowers shall have the option to request that the Lenders bid for loans (“Competitive Loans”) bearing interest at an absolute rate or a margin over the Eurocurrency Rate, with specified maturities to be agreed upon in the definitive Loan Documentation. Each Lender shall have the right, but not the obligation, to submit bids at its discretion. The Borrowers, by notice given five business days in advance in the case of Eurocurrency Rate bids and one business day in advance in the case of absolute rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive Loan and the maturity date thereof, the interest rate basis to be used by the Lenders in bidding and such other terms as the Borrowers may specify. The Agent shall advise the Lenders of the terms of the Borrowers' notice, and, subject to acceptance by the Borrowers, bids shall be allocated to each Lender in ascending order from the lowest bid to the highest bid acceptable to the Borrowers. While Competitive Loans are outstanding, the available commitments under the Facility shall be reduced by the aggregate amount of such Competitive Loans. Notwithstanding anything herein to the contrary, the Borrowers may not request Competitive Loans more than three times in any fiscal quarter, and at no time shall the aggregate principal amount of Competitive Loans outstanding exceed 50% of the Aggregate Commitment.

Accordion

Feature:
On or subsequent to the Closing Date (defined below), the Borrowers may, at their option, and subject to customary conditions, request to increase the Aggregate Commitment by up to $75,000,000 (not to exceed a total of $225,000,000) by obtaining one or more commitments from one or more Lenders or other entities with the consent of the Agent, but without the consent of any other Lenders not participating in such increase. In the event that the Aggregate Commitment is increased pursuant to the exercise of such option by the Borrowers, the Multicurrency Sublimit will be reviewed upon Borrowers' request and may be increased based upon the willingness and capacity of the Lenders at the time.

Purpose:	For general corporate purposes.

Maturity:	Final maturity (the “Maturity Date”) shall be five years from the date the Borrowers and the Lenders execute the Credit Agreement (the “Closing Date”).

INTEREST RATES

Rate Options:	At the Borrowers' option (other than for Competitive Loans):

‑ABR (defined below) plus the Applicable Margin as set forth in the Pricing Schedule attached hereto; or
‑Adjusted Eurocurrency Rate (defined below) plus the Applicable Margin as set forth in the Pricing Schedule attached hereto provided, that all Swing Line Loans shall bear interest based upon the ABR.

Provisions
Relating to

Interest Rates:
Eurocurrency Rate interest periods shall be one, two, three or six months. Interest on ABR loans shall be payable quarterly in arrears, upon any prepayment (whether due to acceleration or otherwise) and at final maturity. Interest on Eurocurrency Rate loans shall be payable in arrears on the last day of each interest period and, in the case of an interest period longer than three months, quarterly, upon any prepayment (whether due to acceleration or otherwise) and at final maturity. Interest on all Eurocurrency Rate loans and fees shall be calculated for actual days elapsed on the basis of a 360‑day year (or, if relevant, 365 days in the case of Eurocurrency loans denominated in Pounds Sterling). Interest on ABR loans shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year.

The Credit Agreement will include customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law (including reflecting that both (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations, requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all laws, regulations, requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in the case of each of the foregoing clause (x) and clause (y), be deemed to be a change in law regardless of the date enacted, adopted or issued) and from the imposition of or changes in withholding or other taxes (including appropriate gross-up provisions) and (b) indemnifying the Lenders for breakage costs incurred in connection with among other things, any prepayment of a Eurocurrency loan on a day other than the last day of an interest period with respect thereto and any prepayment of a Competitive Loan.

Definitions
Relating to

Interest Rates:	The following terms shall have the meanings set forth below:

“ABR” means a fluctuating rate of interest equal to the highest of (a) the Prime Rate, (b) the sum of the Federal Funds Effective Rate most recently determined by the Agent plus 1/2% per annum and (c) the Adjusted Eurocurrency Rate for a one month interest period on the applicable date plus 1%.

“Adjusted Eurocurrency Rate” means the Eurocurrency Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities and other applicable mandatory costs.

“Eurocurrency Rate” means, with respect to a loan in a particular agreed currency the applicable British Bankers' Association London interbank offered rate for deposits in the particular agreed currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of the applicable interest period, and having a maturity equal to such interest period, adjusted for Federal Reserve Board reserve requirements.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or its parent, changing when and as said prime rate changes.

FEES

Facility Fee:
A facility fee equal to the per annum percentage identified as the Applicable Fee Rate in the Pricing Schedule attached hereto multiplied by the Aggregate Commitment, payable quarterly in arrears to the Agent for the ratable benefit of the Lenders commencing to accrue on the Closing Date.

Letter of Credit

Fee:
A Letter of Credit Fee shall be payable quarterly in arrears with respect to each outstanding Letter of Credit and shall accrue at a rate per annum equal to the Applicable Margin for Eurocurrency Loans.

Agent and

Arranger Fees:	Such additional fees payable to the Agent and the Arranger as are specified in the fee letter dated as of the date hereof among the Agent, the Arranger and Franklin.

PREPAYMENTS AND COMMITMENT REDUCTIONS

Voluntary
Commitment

Reductions:	The Aggregate Commitment may be reduced by the Borrowers in minimum amounts of $5,000,000 and multiples of $1,000,000 above that upon 3 business days' prior written notice.

Voluntary

Prepayments:
Loans bearing interest based on the ABR may be prepaid at any time without penalty or premium on one business days' prior written notice in a minimum amount of $1,000,000. Loans bearing interest based on the Eurocurrency Rate may be prepaid, subject to funding indemnification but without penalty or premium on at least three business days' prior written notice in a minimum amount of $1,000,000. Competitive Loans may not be prepaid without the consent of the relevant Lender.

CONDITIONS PRECEDENT

Mandatory

Prepayment:
If at any time the dollar amount of the sum of the aggregate principal amount of all outstanding borrowings or all outstanding borrowings in Foreign Currencies (calculated in each case, with respect to those borrowings denominated in Foreign Currencies, as of the most recent computation date with respect to each such borrowing) exceeds (i) with respect to all borrowings, the Aggregate Commitment or (ii) with respect to borrowings in Foreign Currencies, an amount equal to 110% of the Multicurrency Sublimit, the Borrowers shall immediately repay borrowings (including borrowings in Foreign Currencies, as applicable) in an aggregate principal amount sufficient to eliminate any such excess.

Conditions to

Each Loan:
The Credit Agreement will contain customary conditions to each loan (including absence of default or unmatured default and the representations and warranties being true and correct in all material respects as of the borrowing date).

Conditions to

Initial Loan:
Additional conditions precedent to initial loan will include, without limitation: the delivery of satisfactory loan and other closing documents, including but not limited to the Credit Agreement, appropriate resolutions, good standing certificates, incumbency certificates and opinions of counsel.

REPRESENTATIONS AND WARRANTIES, COVENANTS AND DEFAULTS

The Credit Agreement will contain representations, warranties, covenants and defaults currently provided for in the Existing Credit Agreement with exceptions to be agreed upon or as provided below.

Financial

Covenants:
Maximum Leverage Ratio: Measured quarterly, the ratio of Consolidated Total Debt at the end of such fiscal quarter to Consolidated EBITDA for the period of 4 consecutive fiscal quarters then ended shall not exceed 3.50 to 1.00.

Minimum Interest Coverage Ratio: Measured quarterly, the ratio of Consolidated EBIT for the period of 4 consecutive quarters to Consolidated Interest Expense for the period of 4 consecutive quarters shall be equal to or greater than 3.00 to 1.00.

Financial covenants shall be calculated (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of Franklin or any subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof.

Receivables

Facility:
The provisions of Section 6.08 of the Existing Credit Agreement will be modified to permit the Borrowers to enter into an accounts receivable securitization facility in an amount not to exceed $30,000,000.

OTHER PROVISIONS

Assignments and

Participations:
Each Lender may, in its sole discretion, sell participations in the loans and in its commitment, provided that participants shall have limited voting rights, to be defined in the Credit Agreement. Additionally, each of the Lenders will have the right to sell assignments (and the Borrowers shall release the assignor Lender for the amount so assigned). The consent of the Borrowers shall be required for an assignee which is not a Lender or an affiliate thereof (provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Agent within five business days after having received notice thereof); provided, however, that if a default has occurred and is continuing, the consent of the Borrowers shall not be required (except in the case of an assignment to a competitor of Franklin). Such consent shall not be unreasonably withheld or delayed. The consent of the Agent shall be required for any assignment. Each such assignment shall (unless each of the Borrowers and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's commitment (calculated as at the date of such assignment). An assignment fee of $3,500 will be payable by the parties to such assignment to the Agent for each assignment. Each Lender may disclose information to prospective participants and assignees.

Required

Lenders:	Greater than 50%.

Governing Law:	This Term Sheet and any related commitment letter and fee letter are, and the Loan Documents will be, governed by the internal laws of the State of Illinois.

Defaulting

Lenders:	The Credit Agreement will contain the Agent's customary provisions in respect of defaulting lenders.

Expenses and

Indemnification:
The reasonable expenses of the Agent and the Arranger, whether incurred prior to or subsequent to closing, and whether or not a closing occurs, in investigation, preparation, negotiation, documentation, syndication, administration, enforcement and collection will be for the account of the Borrowers, including reasonable expenses of and fees for attorneys for the Agent and the Arranger (who may or may not be employees of the Agent or the Arranger) and other advisors and professionals engaged by the Agent or the Arranger.

The Agent, the Arranger, the Lenders and their affiliates and the respective officers, directors, employees, advisors and agents of such persons will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent determined by a court by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the indemnified party).

* * *

This Term Sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the financing contemplated hereby. Any commitment of the Agent and the other Lenders is subject to negotiation and execution of definitive Loan Documents in form and substance satisfactory to the Lenders and their respective counsel.

PRICING SCHEDULE

	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS
Applicable Margin for Eurocurrency Loans	0.750%	0.975%	1.075%	1.275%	1.475%	1.675%
Applicable Fee Rate for Facility Fee	0.125%	0.150%	0.175%	0.225%	0.275%	0.325%
Drawn Cost (Applicable Margin for Eurocurrency Loans plus Facility Fee)	0.875%	1.125%	1.250%	1.500%	1.750%	2.000%

For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of Franklin delivered pursuant to the Credit Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of Franklin referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of Franklin referred to in the most recent Financials, (i) Franklin has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.50 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of Franklin referred to in the most recent Financials, (i) Franklin has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of Franklin referred to in the most recent Financials, (i) Franklin has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of Franklin referred to in the most recent Financials, (i) Franklin has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than or equal to 3.00 to 1.00.

“Level VI Status” exists at any date if, as of the last day of the fiscal quarter of Franklin referred to in the most recent Financials, Franklin has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on Franklin's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If Franklin fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered. For the period from the Closing Date until the receipt of Franklin's first set of Financials available after the Closing Date, Level III Status shall be in effect.